Exhibit 23 - Consent of Experts


G. BRAD BECKSTEAD
---------------------------
Certified Public Accountant

                                                         330 E. Warm Springs
                                                        Las Vegas, NV  89119
                                                                702.528.1984
                                                         425.928.2877 (efax)


October 30, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of October 30, 2001, on the Financial Statements of Foxy Jewelry, Inc. for the nine months ending September 30, 2001, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead
-----------------------
G. Brad Beckstead, CPA


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